EXHIBIT 23.1


LABONTE & CO.                                   1205 - 1095 West Pender Street
C H A R T E R E D   A C C O U N T A N T S       Vancouver, BC  Canada
                                                V6E 2M6
                                                Telephone (604) 682-2778
                                                Facsimile (604) 689-2778
                                                Email rjl@labonteco.com


November 26, 2002


U. S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

RE:  Alternet Systems, Inc.
     (formerly Schoolweb System Inc.)
     (formerly North Pacific Capital Corp.) - Form SB-2 Registration Statement


Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated November 25, 2002, of the following:

     - Our report to the Board of Directors and Stockholders of Schoolweb Systems Inc. (formerly North Pacific Capital Corp.)
        dated February 28, 2002, on the consolidated balance sheets of the Company as of December 31, 2001 and 2000 and on the consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2001, the period from October 16, 2000 (inception) to December 31, 2000 and cumulatively, from October 16, 2000 (inception) to December 31, 2001.

Yours truly,



LaBONTE & CO.
Chartered Accountants